$3,000,000
                                  -----------
               10% Convertible Adjustable Secured Bonds Due 2000
                                ILX INCORPORATED




                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                Phoenix, Arizona
                                                                October __, 1995


BROOKSTREET SECURITIES CORPORATION
     As representative of the several Underwriters named in Schedule I hereto
2361 Campus Drive, Suite 210
Irvine, California 92715

Ladies and Gentlemen:



         ILX Incorporated, an Arizona corporation (the "Company"), confirms its agreement with you and the other underwriters named in Schedule I hereto (the "Underwriters"), with respect to the sale by the Company and the purchase by the Underwriters of an aggregate $3,000,000 principal amount of the Company's 10% Convertible Adjustable Secured Bonds due 2000 (the "Bonds") to be issued pursuant to the provisions of an Indenture, dated as of the date hereof (the "Indenture"), between the Company and U.S. Trust Company of Calfornia, N.A., as trustee (the "Trustee"). Such $3,000,000 principal amount of Bonds are hereinafter referred to as the "Firm Securities." Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriters up to an additional aggregate $450,000 principal amount of Bonds for the purpose of covering overallotments, if any. Such $450,000 principal amount of Bonds are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities are hereinafter referred to collectively as the "Securities." The shares of the Company's common stock, no par value (the "Common Stock"), issuable upon conversion of the Securities are hereinafter referred to as the "Underlying Stock." The Company also proposes to grant to Brookstreet Securities Corporation warrants (described in Section 5(d) hereof) to purchase 100,000 shares of the Company's Common Stock (the "Warrants"). The Securities, the Underlying Stock and the Warrants are more fully described in the Registration Statement and the Prospectus referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriters as of the date hereof, and as of the Closing Date (as defined in Section 2(c) hereof) and each Option Closing Date (as defined in Section 2(b) hereof) if any, as follows:


                  (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-2 (No. 33-_____), including any related preliminary prospectus deemed by the Company to be in compliance with and filed pursuant to Rule 430 (the most recent of which is hereinafter referred to as the "Preliminary Prospectus"), for the registration of the Securities and the Underlying Stock under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Commission under the Act. Subject to
Section 4(a), the Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriters. Except as the context may otherwise require, said registration statement, as amended, on file with the Commission at the time said registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations) is hereinafter called the "Registration Statement," and the form of prospectus in the final form filed with the Commission pursuant to Rule 424(b) of the Regulations, including the documents incorporated by reference therein pursuant to Item 12 of Form S-2, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under the Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

                  (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Preliminary
Prospectus, the Registration Statement or the Prospectus or any part of any thereof, and no proceedings for a stop order suspending the effectiveness of the Registration Statement, any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus conformed at the time of filing thereof with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

                  (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Option Closing Date, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriters expressly for use in such Registration Statement, Prospectus, amendment or supplement.



                  (d) Each of the  Company  and its  subsidiaries  set  forth on
Exhibit A attached hereto and incorporated herein by this reference (collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. Except as set forth in the Registration Statement or the Prospectus or listed on Exhibit A hereto, neither the Company nor any of the Subsidiaries owns a material interest (defined for the purposes hereof as meaning a ten percent or more interest) in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing. Each Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. Except as set forth on Exhibit A hereto, the Company owns 100% of the outstanding capital stock of each of its Subsidiaries, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever; and all outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; each of the Company and the Subsidiaries is and has been doing business in compliance with all material authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, or if a failure to so comply exists, such failure would not materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company and the Subsidiaries taken as a whole; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company and the Subsidiaries taken as a whole. The Company advises that the Arizona Department of Real Estate has submitted to the Company a Consent Order, which includes a fine of $2,000.00 payable by the Company, in connection with the Company's Kohl's Ranch timeshare operation. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on each of the Company's and the Subsidiaries' businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.


                  (e) The Company has a duly authorized,  issued and outstanding capitalization as set forth in the Registration Statement and will have the adjusted capitalization set forth therein on the Closing Date and each Option Closing Date, if any, based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any material instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or options, warrants or rights or obligations of security holders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement, the Indenture and as described or referred to in the Registration Statement or the Prospectus. The Securities, the Underlying Stock, the Warrants and all other securities issued or issuable by each of the Company and the Subsidiaries conform or, when issued and paid for, will conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of each of the Company or any of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability for the Company's acts or omissions solely by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any security holder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries. The Bonds will be issued pursuant to the terms and conditions of the Indenture, and the provisions of the Indenture described in the Prospectus will conform to the description thereof contained in the Prospectus but such description is qualified by reference to the actual terms of the Indenture. The Bonds have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The shares of Common Stock issuable upon conversion of the Bonds will, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable, and the Company has duly authorized and reserved for issuance upon conversion of the Bonds the shares of Common Stock issuable upon such conversion. The Securities and the Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; the holders thereof will not be subject to any liability for the Company's acts or omissions solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities and the Underlying Stock has been duly and validly taken; and the certificates representing the Securities and the Underlying Stock will be in due and proper form. Upon the issuance and delivery of the Bonds pursuant to the terms of this Agreement and the Indenture, the Underwriters will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever resulting from the affirmative act of the Company or from a judgment or nonconsensual lien rendered against the Company.

                  (f) The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position, income, change in stockholders' equity, cash flow and the results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply. There has been no adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, and the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES" and "SELECTED CONSOLIDATED FINANCIAL DATA" fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

                  (g) Each of the Company and the Subsidiaries (i) has paid all federal, state and local taxes for which it is currently liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes that are not due and payable or are being contested in good faith by the Company and (iii) does not have any material tax deficiency or claims outstanding, proposed or assessed against its respective business or assets.

                  (h) No U.S. transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities or the Underlying Stock, (ii) the purchase by the Underwriters of the Securities, (iii) the consummation by the Company of any of its obligations under this Agreement and the Indenture, or (iv) resales of the Securities and the Underlying Stock by the Underwriters in connection with the distribution contemplated hereby.

                  (i) Each of the Company and the Subsidiaries maintains insurance policies, including, but not limited to, general liability, property and product liability insurance and surety bonds which insures the Company and the Subsidiaries and their respective professional staffs against such losses and risks generally insured against by comparable businesses. Neither the Company nor any of the Subsidiaries (A) has failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's or any of the Subsidiaries' businesses, property or professional staff, under any insurance policy or surety bond in a due and timely manner, (B) has any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder or (C) has failed to comply with all conditions contained in such insurance policies and surety bonds. The Company has not received notice of facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or any of the Subsidiaries.

                  (j) There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the best of the Company's knowledge, threatened against, or involving the properties or businesses of, the Company or any of the Subsidiaries which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries, this Agreement and the Indenture or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or the Indenture,
(ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects) or (iii) materially and adversely affects the condition, financial or otherwise, or the earnings, business affairs, position, prospects, stockholders' equity, value, operation, properties, businesses or results of operations of the Company and the Subsidiaries taken as a whole. For the purposes hereof, a material action shall be an action resulting in liability to the Company in excess of five percent of its net worth, as reflected on its most recent balance sheet.

                  (k) The Company has full legal right,  power and  authority to authorize, issue, deliver and sell the Securities, the Underlying Stock and the Warrants, to enter into this Agreement and the Indenture and to consummate the transactions provided for in such agreements; and this Agreement and Indenture have each been duly and properly authorized, executed and delivered by the Company. Each of the Agreement and the Indenture constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and none of the Company's issue and sale of the Securities, the Underlying Stock and the Warrants, the execution or delivery of this Agreement and the Indenture, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it and the Subsidiaries of their businesses as described in the Registration Statement, the Prospectus or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien (other than the lien created by the Indenture), charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets (tangible or intangible) of the Company or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) to the best of the Company's knowledge, any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties.


                  (l) No consent, approval, authorization or order of, and no filing with, any domestic court, regulatory body, government agency or other body is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the Indenture or the transactions contemplated hereby or thereby, including, without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as have been or may be required to be obtained under the Act, the Exchange Act and the rules of the National Association of Securities Dealers, Inc. or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Securities.


                  (m) Each of the Company and the Subsidiaries shall have duly and validly authorized, executed and delivered each agreement, contract or other document filed as an exhibit to the Registration Statement (or the original of such agreement, contract or document if a copy thereof is filed as an exhibit to the Registration Statement) to which it is a party or by which it may be bound or to which its assets, properties or businesses may be subject, and each such agreement, contract or other document constitutes its legal, valid and binding agreement enforceable against it in accordance with its terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate but such descriptions are qualified by reference to the actual terms of such agreements, contracts and other documents. There are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required; and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                  (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) entered into any material transaction other than in the ordinary course of business or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any material change in the capital stock, debt (long or short term) or liabilities (except for (x) financing in connection with acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables,
(y) debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) debt for working capital not to exceed $1,500,000 outstanding) or any material change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company or any of the Subsidiaries.

                  (o) No material default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets (tangible or intangible) of the Company or any of the Subsidiaries is subject or affected. For the purposes hereof, a material default shall be a default resulting in liability to the Company in excess of five percent of its net worth, as reflected on its most recent balance sheet.


                  (p) Each of the Company and the Subsidiaries is in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as described in the Prospectus, the Company has not received notice of any pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. The Company has not received notice of any unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries, or any predecessor entity of the Company or any of the Subsidiaries, and none has ever occurred. No collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent.


                  (q) Except as described in the Registration Statement and except for the ILX Profit Sharing Plan, dated December 31, 1994, neither the Company nor any of the Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any of the Subsidiaries maintains or contributes to, now or at any time previously, a defined benefit plan as defined in Section 3(35) of ERISA. To the best of the Company's knowledge, no ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. To the best of the Company's knowledge, each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

                  (r) Neither the Company or any of the Subsidiaries, nor any of the directors, principal stockholders, executive officers or, to the best of the Company's knowledge, employees, affiliates (within the meaning of the Rules and Regulations) of any of the foregoing or Alan Mishkin, a principal shareholder, has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Exchange Act of the price of any security of the Company to facilitate the sale or resale of the Securities, the Underlying Stock or otherwise.

                  (s) Each of the Company and the Subsidiaries (i) to the best of the Company's knowledge, owns or possesses, or has a license or other right to use, all copyrights, trademarks, service marks and trade names, together with all applications for any of the foregoing, presently used or held for use by it in connection with its businesses as described in the Registration Statement,
(ii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition, financial or otherwise, or the business affairs, position, prospects, properties, results of operations or net worth of the Company and the Subsidiaries, taken as a whole, and (iii) is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark, trade name or copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise. None of the copyrights, trademarks, service marks and trade names presently owned or used by the Company or any of the Subsidiaries are in dispute or, to the best of the Company's knowledge, are in conflict with the right of any other person or entity.

                  (t) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all material items of real and personal property described in the Registration Statement to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions and equities of any kind whatsoever, other than those referred to in the Prospectus or the Registration Statement and liens for taxes not yet due and payable.

                  (u) Deloitte & Touche, whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

                  (v) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company, any of the Subsidiaries or any of their respective officers, directors, stockholders, employees or affiliates that may affect the Underwriters' compensation as determined by the National Association of Securities Dealers, Inc. ("NASD").





                  (w) Neither the Company or any of the Subsidiaries nor any of their respective executive officers, principal stockholders, or, to the best of the Company's knowledge, employees or agents nor any other person acting on behalf of the Company or any of the Subsidiaries nor Alan Mishkin, a principal shareholder, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or any official or employee of any governmental agency (domestic or foreign), or any instrumentality of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or any other person who was, is or may be in a position to help or hinder the businesses of the Company or any of the Subsidiaries (or assist the Company or any of the Subsidiaries in connection with any actual or proposed transaction) which (i) might subject the Company or any of the Subsidiaries, or any of such others to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a materially adverse effect on the assets, businesses or operations of the Company or any of the Subsidiaries or (iii) if not continued in the future, might adversely affect the assets, businesses, operations or prospects of the Company or any of the Subsidiaries. Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                  (x) Except as set forth in the Prospectus, no officer, director, principal stockholder or key employee of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) any interest in any person or entity which furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of the Subsidiaries or (ii) a material interest in any person or entity which purchases from or sells or furnishes to the Company or any of the Subsidiaries any goods or services or (iii) a beneficial interest in any material contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or affected. Except as set forth in the Registration Statement or the Prospectus, there are no existing material agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of the Subsidiaries and any such officer, director, principal stockholder or key employee or any "affiliate" or "associate."

                  (y) The minute books of each of the Company and the Subsidiaries have been made available to the Underwriters, contain a complete summary of all actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.


                  (z) No holders of any securities of the Company or any of the Subsidiaries or of any options, warrants or other convertible or exchangeable securities of the Company or any the Subsidiaries have the right to include any securities issued by the Company or any of the Subsidiaries in the Registration Statement and no person or entity holds any anti-dilution rights with respect to any securities of the Company or any of the Subsidiaries that would be triggered by the issuance of the Bonds, the Warrants or the Common Stock into which they are convertible as described in the Registration Statement and the Prospectus.


                  (aa) Any certificate signed by any officer of the Company and delivered to the Underwriters or Thelen, Marrin, Johnson & Bridges ("Underwriters' Counsel") shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.


                  (bb) To the best of the Company's knowledge, each of the Company and the Subsidiaries is in compliance with all federal, foreign, state and local laws, rules and regulations relating to environmental protection, and neither the Company nor any of the Subsidiaries has been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"). Neither the Company nor any of the Subsidiaries is involved in or subject to any action, suit, regulatory investigation or other proceeding, pending or (to the best of the Company's knowledge) threatened, relating to environmental protection or the Environmental Laws, nor does the Company or any of the Subsidiaries believe any such action, suit, investigation or proceeding is probable of assertion against the Company or any of the Subsidiaries, provided that the Company has filed voluntarily for a Determination of Applicability from the Arizona Department of Environmental Quality to determine the applicability of either General or Individual Acquifier Protection Permit requirements to the Company's Kohl's Ranch property in accordance with Arizona Revised Statutes ss.49-241, et seq. To the best of the Company's knowledge, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries.


                  (cc) Neither the Company nor any of the Subsidiaries has ever received a notice, orally or in writing, with respect to the denial of any license the Company or any Subsidiary has sought to obtain under, and the Company-approved operating procedures and practices of each of the Company and the Subsidiaries are, to the best of the Company's knowledge, in material compliance with, federal, state and local laws, rules and regulations, provided that the Company's application to obtain a license to sell timeshare interests in the State of California has not yet been approved.


                  (dd) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                  (ee) The Company makes no representation regarding compliance with the laws of any foreign jurisdiction. The Company has relied on the Underwriters offering the Securities for sale in any foreign jurisdiction as to compliance with applicable laws, rules and regulations thereof.


         2.       Purchase, Sale and Delivery of the Securities.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and Underwriters agree to purchase from the Company the Firm Securities at a price equal to 91% of the principal amount thereof, plus accrued interest, if any, from __________, 1995 to the Closing Date.


                  (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of an additional $450,000 aggregate principal amount of Bonds at a price of 91% of the principal amount thereof, plus accrued interest from __________, 1995 to the applicable Option Closing Date. The option granted hereby will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Underwriters to the Company setting forth the aggregate principal amount of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for any such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date unless otherwise agreed upon by the Underwriters and the Company. Nothing herein contained shall obligate the Underwriters to make any overallotments. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.


                  (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine,
California 92715 or at such other place as shall be agreed upon by the Underwriters and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on ___________, 1995 or at such other time and date as shall be agreed upon by the Underwriters and the Company, but not less than seven nor more than ten full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned office of Brookstreet Securities Corporation or at such other place as shall be agreed upon by the Underwriters and the Company on each Option Closing Date as specified in the notice from the Underwriters to the Company. Delivery of the certificates for the Firm Securities and the Option Securities, if any, shall be made to the Underwriters against payment by the Underwriters of the purchase price for the Firm Securities and the Option Securities, if any, to the order of the Company in Los Angeles Clearing House funds. Certificates for the Firm Securities and the Option Securities, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Securities and the Option Securities, if any, shall be made available to the Underwriters at such office or such other place as the Underwriters may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

         3. Public Offering of the Securities. As soon after the Registration Statement becomes effective as the Underwriters deem advisable, the Underwriters shall make a public offering of the Securities (other than to residents of or in any jurisdiction in which qualification of the Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Underwriters may enter into one or more agreements as the Underwriters, in their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

         4. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:


                  (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Securities by the Underwriters of which the Underwriters and Underwriters' Counsel shall not previously have been advised and furnished with a copy, or to which the Underwriters or Underwriters' Counsel shall have objected (except if deemed necessary by counsel for the Company, in which case the Underwriters shall have the right to terminate this Agreement upon prompt notice to the Company), or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.


                  (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters and as soon as practicable confirm in writing, (i) when the Registration Statement, as amended, becomes effective and, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order or suspension.

                  (c) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriters or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1), or, if applicable and if consented to by the Underwriters, pursuant to Rule 424(b)(4)) on or before the date it is required to be filed under the Act and the Rules and Regulations.

                  (d) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriters or Underwriters' Counsel shall object.

                  (e) The Company shall endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions identified on Exhibit C to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose, provided the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

                  (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.

                  (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its securityholders (including Bondholders), in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                  (h) So long as any of the Bonds remain outstanding, the Company will furnish to its Bondholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants), and the other reports required to be delivered pursuant to the Indenture, and will deliver to Brookstreet Securities Corporation, as representative for the
Underwriters:

                           (i)  concurrently   with  furnishing  such  quarterly
reports to its securityholders, statements of income of the Company for each quarter in the form furnished to the Company's securityholders and certified by the Company's principal financial or accounting officer;

                           (ii) concurrently with furnishing such annual reports
to its securityholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

                           (iii) as soon as they are  available,  copies  of all
reports (financial or other) mailed to stockholders;


                           (iv) as soon as they  are  available,  copies  of all
reports and financial statements furnished to or filed with the Commission, any state securities commission, the NASD or any securities exchange;


                           (v) every press release and every  material news item
or article of interest to the financial community in respect of each of the Company and the Subsidiaries or their respective affairs which was released or prepared by or on behalf of the Company or any of the Subsidiaries; and

                           (vi) any  additional  information  of a public nature
concerning the Company or any of the Subsidiaries (and any future subsidiaries) or their respective businesses which the Underwriters may request.

During such period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (i) The Company will maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock, and also for the Bonds.

                  (j) The Company will furnish to the Underwriters or on the Underwriters' order, without charge, at such place as the Underwriters may designate, copies of the Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such reasonable quantities as the Underwriters may request.

                  (k) Neither the Company nor any of the Subsidiaries nor any of their respective executive officers directors, principal stockholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company in violation of the Exchange Act.

                  (l) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "USE OF PROCEEDS" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire or redeem any securities issued by the Company, provided that this covenant shall not restrict the Company's ability to redeem the Securities pursuant to their terms.

                  (m) The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time under the Act, the Exchange Act and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act and the Rules and Regulations.

                  (n) The Company shall furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries (which in no event shall be as of a date more than 30 days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 6(i) hereof.


                  (o) The Company shall, as soon as practicable, but in no event later than five business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and the Underlying Stock.


                  (p) Until the completion of the distribution of the Securities, neither the Company nor any of the Subsidiaries shall, without the prior written consent of the Underwriters and Underwriters' Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company, any of the Subsidiaries, their respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

                  (q) For any period during which any of the Bonds are outstanding, the Company will not take any action or actions which may cause the exemption from registration provided by Section 3(a) of the Act (or any successor provision) to be unavailable for the conversion of the Bonds into Common Stock.


                  5.       Payment of Expenses.



                           (a) The Company  hereby  agrees to pay on each of the
Closing Date and each Option Closing Date (to the extent not paid at the Closing
Date) all expenses and fees (other than fees of Underwriters' Counsel) incident to the performance of the obligations of the Company under this Agreement and the Indenture including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Agreement Among Underwriters, the Powers of Attorney and related documents, including the cost of all copies thereof and of any Preliminary Prospectuses, the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities including, but not limited to, (x) the purchase by the Underwriters of the Securities, (y) the consummation by the Company of any of its obligations under this Agreement and the Indenture and (z) resale of the Securities by the Underwriters in connection with the distribution contemplated hereby, (iv) the qualification of the Securities and the Underlying Stock under state securities or "Blue Sky" laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and the "Supplemental Blue Sky Memorandum," if any, and disbursements and fees of counsel in connection therewith, (v) costs and expenses of travel of personnel of the Company in connection with the "road show," information meetings and presentations, (vi) fees and expenses of the Trustee, transfer agent and registrar, and (vii) the fees payable to the Commission and the NASD,




                           (b) The Underwriters  acknowledge  receipt of $50,000
from the Company to offset certain expenses of the Underwriters. If this Agreement is terminated by the Underwriters in accordance with the provisions of
Section 4(a), Section 6, Section 10(a) or Section 12, the Underwriters shall retain such funds as payment for all of their actual reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters' Counsel and shall have no additional recourse to the Company for expenses incurred.

                           (c) The Company  further  agrees that, in addition to
the expenses payable pursuant to Section 5(a) hereof, it will pay to the Underwriters on the Closing Date by certified or bank cashier's check or, at the election of the Underwriters, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to two percent of the gross proceeds received by the Company from the sale of the Firm Securities less the $50,000 paid pursuant to Section 5(b). In the event the Underwriters elect to exercise the overallotment option described in Section 2(b) hereof, the Company further agrees to pay to the Underwriters on each Option Closing Date, if any, by certified or bank cashier's check or, at the election of the Underwriters, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to two percent of the gross proceeds received by the Company from the sale of the Option Securities on such option Closing Date.


                           (d)  In   addition   to  the  sums   payable  to  the
Underwriters, as provided elsewhere herein, Brookstreet Securities Corporation, in its individual capacity and not as representative of the several
Underwriters, shall be entitled to receive, as partial compensation for its services, warrants (the "Warrants") for the purchase of 100,000 shares of the Company's Common Stock. The Warrants shall be issued pursuant to the Underwriter's Warrant in the form of Exhibit B attached hereto and shall be exercisable, in whole or in part, for a period of four years commencing one year from the date of the completion of the Offering, at [$3.60 per share]. The Warrants shall be non-exercisable for one year from the date of issuance of the Warrants, and non-transferrable (whether by sale, transfer, assignment or hypothecation) except for (i) transfers to officers of Brookstreet Securities Corporation who are also shareholders of Brookstreet Securities Corporation, and
(ii) transfers occurring by operation of law.



         6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or each Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:


                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriters, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.


                  (b) The Underwriters shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) On or prior to the Closing Date, the Underwriters shall have received from Underwriters' Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may request and Underwriters' Counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                  (d) At Closing Date, the Underwriters shall have received from Colombo & Bonacci, P.C., counsel to the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Exhibit D. In rendering such opinion, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriters and they are justified in relying thereon. At each Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Colombo & Bonacci, P.C., counsel to the Company, dated such Option Closing Date, addressed to the Underwriters and in form consistent with Exhibit D confirming as of such Option Closing Date the statements made by Colombo & Bonacci, P.C. in their opinion delivered on the Closing Date.

                  (e) On or prior to each of the Closing Date and each Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6 or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.


                  (f)  Prior to each of  Closing  Date and each  Option  Closing
Date, if any: (i) there shall have been no materially adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the
Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Registration Statement and Prospectus which is adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in material default under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of the Subsidiaries shall have issued any securities (other than the Securities or underlying common stock from the exercise of options or warrants) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or obligations (contingent or otherwise) of the Company or any of the Subsidiaries, except (x) in connection with the acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables, (y) for debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) for debt for working capital not to exceed $1,500,000 outstanding; (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged other than in the ordinary course of the Company's business, except as set forth in the Registration Statement and Prospectus and except (x) in connection with the acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables, (y) for debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) for debt for working capital not to exceed $1,500,000 outstanding; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects, financial condition or income of the Company and the Subsidiaries taken as a whole, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission or any state regulatory authority.


                  (g) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has examined the Registration Statement, the Prospectus, this Agreement and the Indenture, and that:

                           (i) the representations and warranties of the Company
in this Agreement and the Indenture are true and correct, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement and the Indenture on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date, as the case may be;


                           (ii) no stop order  suspending the  effectiveness  of
the Registration Statement or any part thereof or the qualification of the Trustee has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;


                           (iii) the  Registration  Statement and the Prospectus
and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and none of the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           (iv)  subsequent to the respective  dates as of which
information is given in the Registration Statement and the Prospectus: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent (except as otherwise contemplated in subclause (d) of this clause (iv)); (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business (except as otherwise contemplated in subclause (d) of this clause (iv)); (d) there has not been any material change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company or any of the Subsidiaries (except for (x) financing in connection with the acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables, (y) debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) debt for working capital not to exceed $1,500,000 outstanding); (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no material litigation which is pending or, to the best of the Company's knowledge, threatened against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the  Registration  Statement and the Prospectus in this subsection
(g) are to such documents as amended and supplemented at the date of such certificate.

                  (h) By the Closing Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

                  (i) At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriters and Underwriters' Counsel, from Deloitte & Touche:

                           (i) confirming  that they are  independent  certified
public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the applicable Rules and Regulations;

                           (ii)  stating  that  it is  their  opinion  that  the
consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations thereunder;

                           (iii)  and  stating  that,  on the basis of a limited
review which included a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries, as applicable, (with an indication of the date of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries, as applicable), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of each of the Company and the Subsidiaries, consultations with officers and other employees of each of the Company and the Subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement, (B) at a specified date not more than five days prior to the later of the date of this Agreement or the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the __________, 199_ balance sheet included in the Registration Statement other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from __________, 1995 to a specified date not more than five days prior to the later of the date of this Agreement or the effective date of the Registration Statement, there was any decrease in net revenues, net earnings or net earnings per common share of the Company and its consolidated Subsidiaries or any of the Company's unconsolidated Subsidiaries, in each case as compared with the corresponding period beginning __________, 1994, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                           (iv) stating that they have compared  specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                           (v)  statements as to such other matters  incident to
the transaction contemplated hereby as the Underwriters may reasonably request.

                  (j) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Deloitte & Touche a letter, dated as of the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than five days prior to the Closing Date or such Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (i) of this
Section 6 with respect to certain amounts, percentages and financial information as specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

                  (k) On each of the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Underwriters for the several Underwriters' accounts the appropriate number of Securities.

                  (l) No order suspending the sale of the Securities in any jurisdiction designated by the Underwriters pursuant to Section 4(e) hereof shall have been issued on either the Closing Date or the relevant Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.



                  If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event the Underwriters so elect to terminate, the Underwriters shall have no recourse against the Company for expenses except to retain the $50,000 paid to the Underwriters pursuant to Section 5(b) hereof.

         7.       Indemnification.


                  (a) The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 7, "Underwriters" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters), and each person, if any, who controls an Underwriters ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any action, suit, proceeding or litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriters or any such controlling person may become subject, under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon conversion of the Securities or (iii) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities or such securities under the securities laws thereof or filed with the Commission, any state regulatory authority, NASDAQ or any securities exchange or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. The Company acknowledges that the statements set forth under "UNDERWRITING" and the stabilization legend in the Preliminary Prospectus and the Prospectus constitute the only written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus or any application. The indemnity agreement in this subsection (a) shall be in addition to and not duplicative of any liability which the Company may have at common law or otherwise.


                  (b) Each of the Underwriters agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriters by such Underwriters expressly for use in such Preliminary
Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or the Prospectus. The Company
acknowledges that the statements set forth under "UNDERWRITING" and the stabilization legend in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of any of the Underwriters expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus or any application. The Underwriters shall also indemnify the Company for any losses, damages, expenses or liabilities arising from sales activities of the Underwriters in contravention of the Rules and Regulations and the NASD rules. The indemnity agreement in this subsection (b) shall be in addition to and not duplicative of any liability which the Underwriters may have at common law or otherwise.

                  (c) Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in a material respect by such failure or from any liability which it may have otherwise). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld.

                  (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and an Underwriter is the indemnified party, the relative benefits received by the Company, on the one hand, and such Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by such Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. An Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date and each Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect as of such dates, regardless of any investigation made by or on behalf of the Underwriters, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters.

         9.       Effective Date.

                  (a) This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriters, in their discretion, shall release the Securities for the sale to the public, provided that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriters of telegrams to securities dealers releasing the Securities for offering or the release by the Underwriters for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

         10.      Termination.

                  (a) Subject to subsection (b) of this Section 10, the Underwriters shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has or in the Underwriters' reasonable opinion will in the immediate future have a material adverse effect on the Company or the securities market in general or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriters' reasonable opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if there shall have been such a material adverse change in the conditions or prospects of the Company or any of the Subsidiaries, or such material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Underwriters' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities; or (viii) if Joseph P. Martori shall no longer serve the Company in his present capacity.

                  (b) If this  Agreement is  terminated by the  Underwriters  in accordance  with the provisions of Section 4(a),  Section  10(a)(i),  10(a)(ii),
Section  10(a)(iii),  Section  10(a)(iv),  Section 10(a)(v),  Section 10(a)(vi),
Section 10(a)(vii), Section 10(a)(viii) or Section 11 or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Underwriters, by reason of any failure on the part of the Company to perform any material undertaking or satisfy any material condition of this Agreement by it to be performed or satisfied (including without limitation, pursuant to Section 6, Section 10(a) or Section 11), then the Underwriters shall be entitled to retain as sole recourse against the Company all amounts paid under Section 5(b) hereof. In addition, the Company shall remain liable for all reasonable Blue Sky counsel fees of the Company and expenses and Blue Sky filing fees of the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10 and 11 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.


                  (c) In the event the Company has been advised by the SEC that no further comments shall be forthcoming, the Underwriters may choose to postpone the effective date for up to seven calendar days thereafter upon the Company's consent.


         11. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may, at the Underwriters' option, by notice from the Underwriters to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 10 hereof. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

         12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters as follows:

                  Brookstreet Securities Corporation
                  2361 Campus Drive, Suite 210
                  Irvine, California 92715
                  Attention:   Mr. Daniel C. Montano
                               Director of Investment Banking

                           With a copy to:

                                    Thelen, Marrin, Johnson & Bridges
                                    333 South Grand Avenue, 34th Floor
                                    Los Angeles, California 90071
                                    Attention:   Ronald Warner, Esq.

                  Notices to the Company shall be directed to the Company as follows:

                           ILX Incorporated
                           2777 East Camelback Road
                           Phoenix, Arizona 85016
                           Attention:   Joseph P. Martori, Esq.,
                                        Chairman and Chief Executive Officer

                           With a copy to:

                                    Colombo & Bonacci, P.C.
                                    2525 East Camelback Road, Suite 940
                                    Phoenix, Arizona 85016
                                    Attention:  Anthony A. Bonacci, Esq.

         13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

         14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to choice of law or conflict of laws principles.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         16. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Underwriters and the Company.

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                             Very truly yours,

                                             ILX INCORPORATED



                                             By _______________________________
                                                Joseph P. Martori
                                                Chairman of the Board
                                                and Chief Executive Officer

Confirmed and accepted as of the date first above written.

BROOKSTREET SECURITIES CORPORATION
         for itself and as Representative of the several
         Underwriters named in Schedule I hereto.



By __________________________________
      Daniel C. Montano,
      Director of Investment Banking

                                   SCHEDULE I



                                                           Total Aggregate
                                Total Aggregate           Principal Amount of
                              Principal Amount of          Option Securities
                             Firm Securities to be        to be Purchased if
Underwriter                        Purchased            Maximum Option Exercised
-----------                  ---------------------      ------------------------
Brookstreet Securities
Corporation                       $__________                $__________


















TOTAL                               $3,000,000                $450,000
                                    ==========                ========


                                  EXHIBIT A


                        Subsidiaries of ILX Incorporated



                                                                                   Percentage of Capital Stock
Name                                             State in which Incorporated        Owned by ILX Incorporated
----                                             ---------------------------       ---------------------------
Corporate Entities:

Genesis Investment Group, Inc.                             Arizona                             100%

Harbour Southwest Development, Inc.(1)                     Arizona                             100%

Laveen Properties, Inc.(1)                                 Arizona                             100%

Pilot Service Corp.(1)                                     Arizona                             100%

Golden Eagle Realty, Inc.                                  Colorado                            100%

Golden Eagle Resort, Inc.                                  Arizona                             100%

ILX Florida, Inc.                                          Arizona                             100%

Southern Vacations, Inc.(2)                                Florida                             100%

ILE Sedona Incorporated                                    Arizona                             100%

Red Rock Collection Incorporated                           Arizona                             100%

Red Rock Worldwide Incorporated                            Arizona                             100%

SXI Health Institute Incorporated                          Arizona                             100%

Varsity Clubs of America Incorporated                      Arizona                             100%

VCA Iowa Incorporated(3)                                   Arizona                             100%

VCA Management Incorporated(3)                             Arizona                             100%

VCA South Bend Incorporated(3)                             Arizona                             100%

VCA Tucson Incorporated(3)                                 Arizona                             100%

Syracuse Project Incorporated(1)                           Arizona                             100%

Partnerships/Joint Ventures:

Los Abrigados Partners Limited Partnership                 Arizona                             (4)

Orangemen Club Limited Partnership                         New York                            (6)




Name                                             State in which Incorporated
----                                             ---------------------------

Non-Profit Entities (5):
-----------------------

Golden Eagle Resort Condominium                            Colorado
Association, Inc.

Kohl's Ranch Owners Association                            Arizona

Sedona Vacation Club Incorporated                          Arizona

Varsity Clubs of America -- Iowa                           Arizona

Varsity Clubs of America -- Norman                         Arizona

Varsity Clubs of America -- South Bend Chapter             Arizona


(1)      Subsidiaries of Genesis Investment Group, Inc.
(2)      Subsidiary of ILX Florida, Inc.
(3)      Subsidiaries of Varsity Clubs of America Incorporated
(4) The general partner of the partnership is ILE Sedona Incorporated, which has a 78.5% interest in the partnership, which is pledged to a third party to secure financing. The limited partners, which include controlling persons of ILX Incorporated, have a 21.5% interest in the partnership.
(5)      Non-profit entities without capital stock.
(6) The general partner is Syracuse Project Incorporated, which has an 80% interest in the partnership.

                                   EXHIBIT B

                                ILX INCORPORATED
                            (An Arizona Corporation)


                 Underwriter's Warrant ("Warrant") to Purchase
                             Shares of Common Stock



NEITHER THIS WARRANT NOR THE COMMON STOCK UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. CONSEQUENTLY, NEITHER THIS WARRANT NOR THE COMMON STOCK UNDERLYING THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE APPLICABLE
SECURITY, OR AN EXEMPTION THEREFROM, ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


         1. Grant of Warrant. For value received in connection with the offering (the "Offering") of its 10% Convertible Adjustable Secured Bonds due 2000 (the "Bonds"), ILX Incorporated, an Arizona corporation ("ILX" or the "Company"), hereby grants to Brookstreet Securities Corporation, a California corporation, or its registered assigns ("Holder"), the right to purchase from the Company ("Warrant") 100,000 shares of ILX Common Stock (the "Shares"), no par value, ("Common Stock") upon the Closing Date (as defined in Section 2(c) of the Underwriting Agreement, dated ______________, 1995, between the Company and Brookstreet Securities Corporation, as representative of the several
Underwriters named in Schedule I thereto) of the Offering on the terms and conditions set forth herein. The Exercise Price for such Warrant shall be [$3.60 per share]. The Exercise Price is subject to adjustment as provided in Section 5 below.


         2. Right and Manner of Exercise. This Warrant shall be exercisable at any time from and after the first anniversary of the date hereof and ending at 5:00 P.M. California time on the fifth anniversary of the date hereof (the "Exercise Period"). The Holder may elect to exercise this Warrant anytime during the Exercise Period as to any or all of the Shares by delivering written notice, or successive written notices, of exercise to the Company (as provided in Section 11) in the form attached hereto as Exhibit A accompanied by payment of an amount equal to the product of (i) the number of Shares being purchased and
(ii) the Exercise Price, as each may have been adjusted pursuant to the terms of this Agreement.

         3. Issuance of Shares and New Warrant. If the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the Shares so purchased shall be issued at the Company's expense as soon as practicable thereafter to the Holder exercising such rights. Such Holder shall also be issued at such time at the Company's expense a new Warrant on the same terms and conditions as this Warrant, but representing the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised.

         4. Privilege of Stock Ownership. The Holder shall for all purposes be deemed to have become the holder of record of Shares issued upon an exercise of this Warrant on, and the certificate evidencing such Shares shall be dated, the date upon which the Holder presents to the Company each of notice of an intent to exercise this Warrant pursuant to Section 2 and payment of the Exercise Price. Holder shall receive good and marketable title to all Shares that Holder purchases and the Company delivers upon the exercise of any or all of the Warrants. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as otherwise provided herein.

         5. Reservation and Availability of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Stock for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant, the full number of Shares deliverable upon the exercise or conversion of the entire outstanding amount of this Warrant. Before taking any action which would cause an adjustment pursuant to Section 6 reducing the Exercise Price, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at the Exercise Price as so adjusted. The Company covenants that all Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid and non-assessable, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever, and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         6. Adjustment of Exercise Price/Anti-Dilution. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 6.

                  6.1. Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding Common Stock, or fix a record date for payment of a dividend in Common Stock or other securities of the Company exercisable, convertible or exchangeable for Common Stock (in which latter event the maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such securities shall be deemed to have been distributed), after that subdivision, combination or dividend, the number of Shares subject to purchase shall be adjusted to that number of Shares which is determined by (A) multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (B) dividing that product by the Exercise Price in effect immediately after such adjustment. If the Company shall at any time subdivide the outstanding shares of Common Stock or fix a record date for payment of a dividend in Common Stock or other securities exercisable, convertible or exchangeable into Common Stock, the Exercise Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, then the Exercise Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this
Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective or the dividend is distributed.

                  6.2 Reclassification, Exchange and Substitution. If the Shares issuable upon exercise of the Warrant shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or payment of dividend of securities provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Shares which the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of securities which such Holder would have been entitled to receive as the holder of that number of Shares subject to purchase by the Holder on exercise of this Warrant immediately before that change.

                  6.3  Reorganizations,  Mergers,  Consolidations  or  Sales  of
Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, payment of dividend, reclassification or exchange of Common Stock provided for above), or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of Shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a Holder of the Shares issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale such that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number and kind of securities purchasable upon exercise of this Warrant) shall be applicable after that event in relation to any securities purchasable after that event upon exercise of this Warrant.

                  6.4 Minimum Exercise Price Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require in increase or decrease of at least one-half of one percent (0.5%) or more of the Exercise Price, provided, however, that any adjustments which by reason of this Subsection 6.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a Share as the case may be.

         7. Notices to Holder. Upon any adjustment of the Exercise Price pursuant to Section 6, the Company within 20 days thereafter shall cause to be given to the Holder pursuant to Section 11 hereof written notice of such adjustment, which notice shall set forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.

                  In the event of any of the following:

                  7.1 the Company shall authorize the issuance to its holders of shares of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  7.2 the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends not exceeding [$ ____] per share of Common Stock payable during any three-month period or distributions or dividends payable in shares of Common Stock); or

                  7.3 any consolidation or merger to which the Company is a party and for which approval of any shareholder of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  7.4 the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  7.5 the Company proposes to take any action (other than actions of the character described in Subsection 6.1 except as required under Subsection 7.3 above) which would require an adjustment of the Exercise Price pursuant to Section 6;

then the Company shall cause to be given to the Holder, at least 20 days (or ten days in any case specified in Subsections 7.1 or 7.2 above) prior to the applicable record date hereinafter specified, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants, or distribution are to be determined, or
(ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 7 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, merger, dissolution, liquidation, or winding up, or the vote upon any such action.

         8. Transfers. The Holder acknowledges and agrees that this Warrant and the Common Stock underlying this Warrant may not be sold, pledged, assigned, transferred or otherwise hypothecated without registration under the Act except in certain limited circumstances where an exemption from registration exists, supported by an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder. The Warrants are non-transferable (whether by sale, transfer, assignment or hypothecation) except for (i) transfers to officers of Brookstreet Securities Corporation who are also shareholders of Brookstreet Securities Corporation, (ii) transfers occurring by operation of law.

         9. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

         10. Successors and Assign. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon the Company and the Holder hereof and their respective successors and assigns.

         11. Notices. All notices, requests, demands and other communications (collectively, "Notices") under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom Notice is to be given, or on the third business day after the date of mailing if mailed to the party to whom Notice is to be given, by first class mail, registered to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section by giving the other party written Notice of the new address in the manner set forth above.

         12. Registration Rights. The Holder shall have registration rights with respect to the Shares as set forth in Appendix I attached hereto.

         13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona without regard to principles of conflicts of laws.

         14. Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company regarding the loss, theft, mutilation or destruction of this Warrant and upon delivery of appropriate indemnification with respect thereto or upon surrender or cancellation of the mutilated Warrant, the Company will make and deliver to the Holder a new Warrant of like tenor.

                                          ILX INCORPORATED



                                          By_________________________________
                                                                  , President

Attest:




__________________________________
                                          , Secretary

                                   ASSIGNMENT



FOR VALUE  RECEIVED,  __________________________________________________  hereby sell(s),  assign(s), and transfer(s) unto  ____________________________________, of _______________________, the right to purchase Shares evidenced by the within Warrant, and does hereby irrevocable constitute and appoint ______________________________ to transfer such right on the books of the Company, with full power of substitution.

DATED:  ____________________, 199_



---------------------------------------------
SIGNATURE



-------------------------------------------------------------------------------

NOTICE:

This Warrant, or the Common Stock underlying the Warrant, have not been registered under the Securities Act of 1933 (the "Act") or any states' securities laws (the "laws") and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the Act or laws, or an available exemption therefrom, accompanied by an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder.

The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever.

                                   EXHIBIT A

                                EXERCISE NOTICE



ILX INCORPORATED
2777 East Camelback Road
Phoenix, Arizona 85016

Gentlemen:

         ____________________________________________________(the "Undersigned")
         (Type or Print Name)

hereby elects to purchase, pursuant to the provisions of the ILX Incorporated Underwriter's Warrant dated _________, 1995 held by the undersigned, __________ shares of the Common Stock of ILX Incorporated.

         As an inducement to your acceptance hereunder, the undersigned certifies that the Common Stock is being purchased for the undersigned's own account, for investment purposed, and not with a view toward a public distribution in violation of the registration requirements of the Securities Act of 1933, as amended.

         Payment of the purchase price of $__________ per share of Common Stock in U.S. funds required under such Warrant accompanies this subscription.



DATED:  _________________________, 199_


Company:    __________________________________

Signature:  __________________________________

Address:    __________________________________

            __________________________________

                                   Appendix I



                              Registration Rights



         This Appendix I ("Appendix") is attached to an Underwriter's Warrant ("Warrant") of ILX Incorporated, an Arizona Corporation (the "Company"), issued in favor of Brookstreet Securities Corporation, a California Corporation (the "Holder").

         1.       Definitions.  For purposes of this Appendix:

                  1.1 The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission ("SEC");

                  1.2 The term "Registerable Securities" means any common stock of the Company ("Common Stock") issued upon an exercise of the Warrant;

                  1.3 The number of shares of "Registerable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to any unexercised portion of the Warrant which are, Registerable Securities;

                  1.4 The term "Holder" means any person owning or having the right to Registerable Securities or any assignee thereof in accordance with the provisions of Section 11 of this Appendix; and

                  1.5 The term "Applicable Form" means such registration form under the 1933 Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") that may be used by the Company for the registration of its securities.

                  1.6 The term "Offering" means any offering of Common Stock of the Company pursuant to a registration statement filed with the SEC under the 1933 Act.

                  1.7 The term "Indenture" means that certain Indenture dated as _______ __, 1995 between the Company and __________________________, as Trustee.

                  1.8 All other capitalized terms contained herein shall have the meaning ascribed to them in the attached Warrant.

         2.       Registration of Registerable Securities.

                  2.1 If the Company intends to conduct an Offering on or before the seventh anniversary of the date of the Indenture (including for the purpose of a registration effected by the Company for shareholders other than the Holder) of any of its Common Stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating either to (i) the sale of securities to participants in a Company stock option, stock purchase or similar plan, or (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registerable Securities), the Company shall, at such time, promptly give the Holder written notice of such proposed registration pursuant to Section 11 of the Warrant. Upon the written request of Brookstreet Securities Corporation only, regardless of whether it has assigned any portion of the Warrants, given to the Company within 20 days after deemed receipt of such notice from the Company, the Company shall, subject to the provisions of
Section 6 of this Appendix, cause to be registered under the 1933 Act not less than all of the Registerable Securities. The Company shall be entitled to postpone the inclusion of the Shares in the Registration Statement for a reasonable time if the underwriter in the Offering reasonably determines that registration of the Shares would render the Offering impracticable or infeasible.

                  2.2 If (a) the Company has not conducted an Offering on or before the seventh anniversary of the Indenture or (b) the Company has conducted an Offering on or before the seventh anniversary of the Indenture but, notwithstanding the request of the Holder in accordance with Section 2.1, the Registerable Shares were not registered, then for a period of one (1) year from such date, the Holder may, by written notice to the Company pursuant to Section 11 of the Warrant, demand that the Company file a registration statement covering not less than all of the Holder's Registerable Securities on such form as shall be appropriate under the 1933 Act for the sale of such Registerable Securities. The Company shall file the applicable registration statement within 60 days of receipt of such notice (or such longer period as may be agreed to by Holder).

                  2.3 The registration rights granted pursuant to this Section 2 may not be exercised more than once (provided, however, that any request made pursuant to this Section 2 which does not result in the declaration of effectiveness of a registration statement covering the Registerable Securities owned by the Holder, whether as a result of the withdrawal of the registration statement by the Company, through other action or inaction of the Company, a postponement by the underwriters in the Offering or otherwise, shall not constitute the exercise of Holder's rights pursuant to this Section 2 and such rights shall remain intact pursuant to Section 2.1 or Section 2.2, as applicable).

         3. Obligations of the Company. Whenever required under this Appendix to effect the registration of any Registerable Securities, the Company shall, as expeditiously as reasonably possible:

                  3.1 Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to 120 days;

                  3.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

                  3.3  Furnish  to  the  Holder  such  numbers  of  copies  of a
prospectus,   including  a  preliminary  prospectus,   in  conformity  with  the
requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registerable Securities owned by the Holder;

                  3.4 Use its best efforts to register and qualify the securities covered by such registration statement (i) under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder and (ii) with (or obtain the approval of) such other governmental agencies or authorities as may be necessary by virtue of the nature and business of the Company to enable the Holder or any underwriter to consummate the disposition of Registerable Securities so registered; provided that the Company shall not be required in connection with or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdictions;

                  3.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including, but not limited to, making such representations and warranties to such underwriter and using best efforts to cause Company counsel to render such opinions to such underwriter as such underwriter may reasonably request;

                  3.6 Notify the Holder of Registerable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and file with the SEC an appropriate amendment or supplement in form satisfactory to the Holder;

                  3.7 Furnish, at the request of the Holder, if such Holder has requested registration of Registerable Securities pursuant to this Appendix, on the date that such Registerable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Appendix if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registerable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registerable Securities;

                  3.8 Promptly notify the Holder (i) when the registration statement or any amendment to the registration statement or the prospectus used in connection therewith may be filed, and with respect to the registration statement and any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the prospectus or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose;

                  3.9 Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                  3.10 Furnish to counsel for the Holders of Registerable Securities without charge, at least one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules and all documents incorporated therein by reference; and

                  3.11 Make generally available to Holder as soon as practicable, but not later than the first day of the eighteenth full calendar month following the effective date of the registration statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the 1933 Act or the rules and regulations promulgated thereunder, but which shall satisfy the provisions of
Section 11(a) of the 1933 Act) covering a period of at least twelve months beginning after the effective date of the registration statement.

         4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Appendix with respect to the Registerable Securities of the Holder that such Holder shall furnish to the Company such information regarding itself, and the Registerable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registerable Securities.

         5. Expenses of Registration. The Company shall bear and pay expenses incurred in connection with any registration, filing or qualification of Registerable Securities with respect to registration pursuant to Section 2 or
Section 10 of this Appendix for the Holder (which right may be assigned as provided in Section 11 of this Appendix), including (without limitation) all registration, filing, and qualification fees (including those fees with respect to filings required to be made with the NASD and fees and expenses of compliance with state securities or blue sky laws), printers and accounting fees relating or apportionable thereto, but excluding the fees and disbursements of counsel for the Holder and underwriting discounts and commissions relating to Registerable Securities.

         6. Underwriting Requirements. In connection with any Offering pursuant to Section 2.1 hereof, involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2 of this Appendix to include any of the Holders' Registerable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registerable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registerable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportion as shall mutually be agreed to by such selling Holders). If all of the Holders' Registerable Securities have not been registered for sale due to the provisions of this Section 6, the provisions of
Section 2.3 shall control.

         7. Agreements by Holder. Whenever required under this Appendix to effect the registration of any Registerable Securities, the Holder shall, as expeditiously as reasonably possible:

                  7.1 Furnish the Company all material information requested by the Company concerning Holder and Holder's holdings of securities of the Company and the proposed method of sale or other disposition of the Registerable
Securities and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or part of the Registerable Securities and in order to ensure full compliance with the 1933 Act;

                  7.2 Cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including performing its obligations under any underwriting agreement and placing the Registerable Securities to be included in such registrations statement in escrow or custody to facilitate the sale and distribution thereof.

         8. Indemnification. In the event any Registerable Securities are included in a registration statement under this Appendix:

                  8.l To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (i) any untrue statement of a material fact by the Company or alleged untrue statement of a material fact contained in such registration statement, including prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission by the Company to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Company will pay as incurred to such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.

                  8.2 To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each officer who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation in reliance upon and in conformity with information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 8.2 in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that in no event shall any indemnity under this Section 8.2 exceed the gross proceeds from the offering received by such Holder.

                  8.3  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties provided that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 8.

                  8.4 If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liability or expenses referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Holder and any underwriter from the offering at issue, or (ii) if the allocation by clause (i) above is not permitted by law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Holder and any underwriter in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, the Holder and any underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or with respect to the Holder or any underwriter, information supplied by such person for inclusion in documents relating to the offering and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 8.4, the Holder shall not be obligated to contribute hereunder any amount which in the aggregate exceeds the amount for which it would have been liable pursuant to Section 8.2 in respect of such loss, claim, damage, liability or action had indemnification been available under Section 8.2. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8.4. The amount paid or payable by any party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section 8.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8.5 Any losses, claims, damages liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any entity, (ii) acceptance of any securities and payment therefor, and (iii) any termination of the provisions of this Appendix.

                  8.6 Notwithstanding any provisions in the Warrant or this Appendix to the contrary, the benefits and obligations of this Section 8 shall survive the termination of the Warrant and the termination of any registration rights set forth in this Appendix.

         9. Reports Under the 1934 Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on any Applicable Form, the Company agrees to:

                  9.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days following the closing by the Company of an Offering;

                  9.2 take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holder to utilize any applicable Form for the sale of Registerable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Company closes an Offering;

                  9.3 file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  9.4 furnish to the Holder, so long as the Holder owns any Registerable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days following the closing by the Company of an Offering), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to the Applicable Form (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any securities without registration or pursuant to any Applicable Form.

         10. Assignment of Registration Rights. The rights to cause the Company to register Registerable Securities pursuant to this Appendix may be assigned by the Holder to a transferee or assignee of at least twenty-five percent (25%) of the shares of such securities (appropriately adjusted to reflect any stock dividend, distribution, stock split or combination, reclassification, recapitalization or other similar event affecting the number of shares of Common Stock after ________ __, 1995); provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and the transfer otherwise complies with all applicable provisions under applicable federal and state securities laws.

         11. Amendment of Registration Rights. Any provision of this Appendix may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registerable Securities then outstanding.

         12. Termination of Registration Rights. No person shall be entitled to exercise any right relating to registration provided for in this Appendix after the seventh anniversary of the date of the Warrant.

BROOKSTREET SECURITIES CORPORATION
2361 CAMPUS DRIVE, SUITE 210
IRVINE, CALIFORNIA 92715

                                ILX Incorporated

                10% Convertible Adjustable Secured Bonds Due 2000

                              --------------------

                          Agreement among Underwriters


                                                           _______________, 1995

To each of the Underwriters named in Schedule I to the attached Underwriting Agreement

Ladies and Gentlemen:


         This is to confirm that the Underwriters agree among themselves as follows with reference to their proposed purchases severally of an aggregate of $3,000,000 principal amount (the "Firm Securities"), and up to an aggregate of $450,000 principal amount (the "Option Securities"), of 10% Convertible Adjustable Secured Bonds due 2000 of ILX Incorporated (the "Company") (the Firm Securities and the Option Securities being herein collectively called the "Securities"):


         1. Each Underwriter agrees that it will purchase, on the terms and subject to the conditions of an underwriting agreement in substantially the form attached hereto (the "Underwriting Agreement"), the principal amount of Securities provided therein to be purchased by it (such principal amount of Securities being herein referred to as the "underwriting obligation" of such Underwriter). Each Underwriter authorizes us as its representatives to execute and deliver the Underwriting Agreement and to exercise in our discretion all of the authority vested in us by the Underwriting Agreement. We are also authorized to take all action that we may believe desirable in carrying out the provisions of the Underwriting Agreement and this Agreement, including authority to agree to changes in those who are to be Underwriters and, with the consent of an Underwriter, in the principal amount of Firm Securities and Option Securities to be set forth opposite the name of such Underwriter in Schedule I to the Underwriting Agreement, to exercise or decline to exercise, in whole or in part, the option granted in Section 2(b) of the Underwriting Agreement, to agree to any variation in the terms or performance of the Underwriting Agreement and this Agreement which, in our judgment, will not have a material adverse effect upon the interests of the Underwriters, and to extend, in our discretion, the date and time specified in the Underwriting Agreement on, at or before which the registration statement shall become effective and we shall receive notice thereof, but (except with the consent of such of the Underwriters whose underwriting obligations aggregate fifty percent or more of the Securities under the Underwriting Agreement) to no later than 10:00 p.m., New York City time, on the day preceding the fourth full business day after the date initially so specified.

         2. The Firm Securities shall be released for sale to the public at the initial public offering price as soon after the registration statement becomes effective as in our judgment is advisable, but (except with the consent of such of the Underwriters whose underwriting obligations aggregate fifty percent or more of the Firm Securities under the Underwriting Agreement) not later than the seventh full business day after the registration statement becomes effective.

         3. Each Underwriter authorizes us, for its account, to reserve for sale, and to sell and deliver to securities dealers selected by us, who may include any of the Underwriters, such amount as we may determine of the Securities which such Underwriter agrees to purchase under the Underwriting Agreement. Such sales shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Securities of the respective Underwriters are available therefor, as the respective principal amounts of Securities initially so reserved for such sales. Such sales shall be made at the initial offering price, less a total concession initially of not in excess of $90 per $1,000 principal amount of the Securities with respect to the Securities so sold of which $50 will be the selling concession to the other Underwriters. Underwriters and such dealers may allow a portion of such concession (the "reallowance") initially of not in excess of $30 per $1,000 principal amount of the Securities so sold to any member of the National Association of Securities Dealers, Inc. ("NASD"), acting as principal or as buyer's agent, provided that such member agrees that the reallowance is to be retained and not reallowed in whole or in part and also agrees in writing to comply with Section 24 of Article III of the Rules of Fair Practice of the NASD. Underwriters and such dealers may allow the reallowance to a foreign dealer not eligible for membership in the NASD, acting as principal or buyer's agent, provided that such foreign dealer agrees that the reallowance is to be retained and not reallowed in whole or in part, agrees to comply with the Interpretation with respect to Free-Riding and Withholding of the NASD in making sales to purchasers outside the United States, and agrees in writing to comply with Sections 8, 24, 25 (as such Section applies to foreign non-members) and 36 of such Article.

             Each Underwriter also authorizes us to reserve for sale, and authorizes us or any Underwriter designated by us to sell and deliver for its account to such retail purchasers as we may select, at the initial public offering price, such amount as we may determine of the Securities which such Underwriter agrees to purchase under the Underwriting Agreement. Such reservations and sales to retail purchasers shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Securities of the respective Underwriters are available therefor, as the respective underwriting obligations of the Underwriters.

             At or before the time the Firm Securities are released for sale to the public, we will advise each Underwriter as to the amount of Securities initially reserved for sale for its account pursuant to this Section. Each Underwriter authorizes us from time to time to add to the reserved Securities any Securities of such Underwriter then remaining unsold and to release to it any reserved Securities of such Underwriter then remaining unsold.

             Each Underwriter authorizes us, on its behalf and as its representatives, to take all such action as we may deem advisable in respect of all matters pertaining to sales of reserved Securities to dealers and to retail purchasers, including the right to make variations in the selling arrangements, and, after the Securities are released for sale to the public, to vary from time to time the offering price, concession to dealers, and other terms of sale hereunder and under such selling arrangements.

         4. Sales of Securities by Underwriters, except as otherwise set forth herein, shall be on the terms specified under the selling arrangements then in effect. Each Underwriter represents that in connection with the offering it has conformed, and agrees that it will conform, with the provisions of Rule 10b-6 under the Securities Exchange Act of 1934, as amended, with regard, among other things, to trading by underwriters.

         5. We may, in our discretion, charge the account of any Underwriter with an amount equal to the concession allowed to dealers in respect of the Securities purchased under the Underwriting Agreement by such Underwriter and not sold by us for its account (and the Securities which we believe has been substituted therefor) which may be delivered against a purchase contract made by us for the account of any Underwriter prior to the later of (a) the termination of all of the provisions referred to in Section 10 hereof or (b) the covering by Brookstreet Securities Corporation of any short position created by Brookstreet Securities Corporation for the accounts of the Underwriters pursuant to Section 9 hereof, or in lieu of such charge, require such Underwriter to repurchase on demand at the total cost thereof (including commissions), plus transfer taxes, any such Securities so delivered.

         6. Upon our request each Underwriter will deliver to Brookstreet Securities Corporation payment for the Securities to be purchased by such Underwriter under the Underwriting Agreement in an amount equal to the initial public offering price for such Securities less the concession to dealers. Such payment shall be made in such form and at such time and place as may be specified in such request, and each Underwriter authorizes Brookstreet Securities Corporation to make payment for such Securities against their delivery for its account hereunder.

         7. We shall remit to each Underwriter, as promptly as practicable, the amounts received by us from retail purchasers and dealers as payment in respect of Securities sold by us for the account of such Underwriter pursuant to the provisions of Section 3 hereof for which payment has been received, less the concession to dealers (a) in the case of amounts received from retail purchasers and (b) in the case where amounts received from dealers are equal to the public offering price. Securities purchased by each Underwriter under the Underwriting Agreement and not reserved or sold by us for its account pursuant to the provisions of Section 3 hereof shall be delivered to such Underwriter as promptly as practicable after their receipt by us. Any Securities so purchased by any Underwriter and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in our discretion, and shall, upon the request of such Underwriter, be delivered to such Underwriter, but, until the termination of all of the provisions referred to in Section 10 hereof, for carrying purposes only.

             Each Underwriter which is a member of The Depository Trust Company authorizes us, in our discretion, to arrange for delivery of Securities to such Underwriter and for payment therefor by and to such Underwriter through the facilities of The Depository Trust Company.

             Each Underwriter, however, authorizes Brookstreet Securities Corporation, in its discretion, as agent for such Underwriter, to advance funds, charging current interest rates, or arrange loans for such Underwriter's account in connection with the purchase or carrying of its Securities held for its account under this Agreement and for any other of the purposes of this Agreement, to execute and deliver any notes or other instruments evidencing such advances or loans, to hold or pledge as security therefor any or all of its Securities and to give all instructions to the lenders with respect to any such loans and the proceeds thereof, which instructions the lenders are hereby authorized to accept. In the event of any such advance or loan, repayment thereof shall, in the discretion of Brookstreet Securities Corporation, be effected prior to the making of any remittance or delivery pursuant to this Section.

             Each Underwriter agrees that, from time to time prior to the settlement of accounts hereunder, it will furnish to us such information as we may request in order to determine the principal amount of Securities purchased by it under the Underwriting Agreement which then remains unsold, and such Underwriter will upon our request sell to us for the account of any Underwriter as much of such unsold Securities as we may designate at the public offering price, less all or any part of the concession to dealers as we may determine. The provisions of Section 5 hereof shall not be applicable in respect of any such sale.

         8. In the event of failure of any Underwriter to tender payment for Securities as provided under the Underwriting Agreement, we shall have the right under the provisions thereof to arrange for other persons, who may include ourselves and any other Underwriters, to purchase the Securities which such defaulting Underwriter agreed to purchase, but without relieving such defaulting Underwriter from liability for its default.

         9. Each Underwriter authorizes Brookstreet Securities Corporation, in their discretion and for the account of such Underwriter, to overallot Firm Securities, and to purchase and sell Securities, for long or short account, in such amounts, at such prices, on such terms and in such manner as Brookstreet Securities Corporation may determine, provided that at no time (except as set forth below in the event of default of an Underwriter in carrying out its commitment under this Section) shall the net commitment of any Underwriter, for either long or short account, resulting from such overallotments and such purchases and sales, exceed fifteen percent of the principal amount of Firm Securities which such Underwriter agrees to purchase under the Underwriting
Agreement; it being agreed that in determining such net commitment for short account of any Underwriter there shall be subtracted the maximum principal amount of Option Securities which such Underwriter is entitled to purchase under the Underwriting Agreement. Each Underwriter authorizes Brookstreet Securities Corporation, in its discretion and for the account of such Underwriter, to cover any short position, or sell any long position, created by Brookstreet Securities Corporation for the account of such Underwriter pursuant to this Section, in such amounts, at such prices, on such terms and in such manner as Brookstreet Securities Corporation may determine. Such purchases and sales, through overallotments or otherwise, shall be for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable, as the respective underwriting obligations of the Underwriters, provided that, if any Underwriter defaults in carrying out its commitment under this Section, the other Underwriters not so defaulting shall assume its commitment in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. Each Underwriter agrees that it will, upon the request of Brookstreet Securities Corporation, take up at cost (but, in the discretion of Brookstreet Securities Corporation, until the termination of all of the provisions referred to in Section 10 hereof, for carrying purposes only) Securities so purchased by Brookstreet Securities Corporation for the account of such Underwriter, and deliver to Brookstreet Securities Corporation Securities so sold for the account of such Underwriter, through overallotment or otherwise. Brookstreet Securities Corporation shall have full discretionary power to pay such commissions in connection with such purchases and sales as they may deem proper and to charge such commissions on purchases and sales effected by them.

         10. The provisions of the first paragraph of Section 4 hereof and of the first sentence of Section 9 hereof will terminate at the close of business on the 30th full business day after the Firm Securities are released by us for sale to the public, unless any of such provisions are terminated at such earlier time as we may determine by telegraphic notice to that effect sent to each Underwriter.

         11. We may charge against the account of each Underwriter any and all expenses incurred by us on its behalf and as its representatives in connection with the purchase and sale of the Securities or preparations therefor. All expenses of a general nature incurred by us shall be borne by the Underwriters in the same proportions as the respective underwriting obligations of the Underwriters. In the event of the failure of any Underwriter to fulfill its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid, as well as any additional expenses arising from such default, may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. Our ascertainment of all expenses and apportionment thereof shall be conclusive.

             We shall not be accountable for interest on funds of any of the Underwriters at any time in our hands, and any such funds may be held by us unsegregated from our general funds.

         12. As compensation for our services to each of the Underwriters in connection herewith, each Underwriter agrees to pay us an amount equal to (a) $25 per $1,000 principal amount of Securities (representing 2.5% of the 9% total concession) as a management fee and (b) $15 per $1,000 principal amount of the Securities (representing 1.5% of the 9% total concession) as an underwriting fee.

         13. Each of the Underwriters acknowledges that it has received copies of the documents stated in Section 1(a) of the Underwriting Agreement to have been filed with the Commission prior to the date of the Underwriting Agreement and delivered to us for it. The registration statement and prospectus may be further amended or changed, but no such amendment or change not disapproved by us shall release any Underwriter hereunder or under the Underwriting Agreement.

         14. Each Underwriter which is a registered dealer or broker under the Securities Exchange Act of 1934, as amended, represents that it is a member in good standing of the NASD and that in making sales of Securities it will comply with the Rules of Fair Practice of the NASD, including, without limitation,
Section 24 of Article III thereof. Each Underwriter which is not so registered agrees that it will not offer or sell Securities in the United States except through us and that in making sales of Securities outside the United States it will comply with the requirements of the Interpretation with respect to Free-Riding and Withholding of the NASD and with Sections 8, 24, 25 (insofar as such Section applies to non-members) and 36 of such Article. We will file on behalf of the several Underwriters with the NASD such required documents and information, if any, which have been furnished to us for filing pursuant to applicable rules, statements and interpretations of the NASD.

         15. In taking all actions hereunder, except in the performance of our own obligations hereunder and under the Underwriting Agreement, we shall act only as representatives of each of the Underwriters. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code, as amended. Each Underwriter authorizes Brookstreet Securities Corporation, in their discretion, on behalf of such Underwriter, to execute such evidence of such election as may be required by the Internal Revenue Service.

         16. We shall be under no liability (except for our own want of good faith and for obligations expressly assumed by us hereunder) for or in respect of the validity or value of, or title to, any Securities; the form of, or the statements contained in, or the validity of, the registration statement, any preliminary prospectus, the prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or any letters or instruments executed by or on behalf of the Company or others; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Securities; the performance by the Company or orders of any agreement on its or their part; the qualification of the Securities for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this Section shall be deemed to relieve us from any liability imposed by the Securities Act of 1933, as amended (the "Act").

         17. (a) Each Underwriter agrees to indemnify, hold harmless and reimburse each other Underwriter and each person, if any, who controls such other Underwriter within the meaning of Section 15 of the Act, to the extent, and upon the terms, that such Underwriter agrees to indemnity, hold harmless and reimburse the Company and certain other persons pursuant to the provisions of
Section 7 of the Underwriting Agreement. This indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person or any statement made to the Commission as to the results thereof.

                  (b) Each Underwriter agrees to pay upon our request, as contribution, its proportionate share, based upon the respective underwriting obligations of the Underwriters, of any losses, claims, damages or liabilities, joint or several, under the Act or otherwise, paid or incurred by any Underwriter (including us, individually or as representatives of the Underwriters) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or any other selling or advertising material used with the consent of Brookstreet Securities Corporation by the Underwriters in connection with the sale of the Securities, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any act or omission to act or any alleged act or omission to act by us, individually or as representatives of the Underwriters, or by the Underwriters, as a group but not individually, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities; and each Underwriter will pay such proportionate share of any legal or other expenses reasonably incurred by us or with our consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by us to reflect any amounts received by any one or more Underwriters, pursuant to
Section 7 of the Underwriting Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this paragraph any loss, damage, liability or expense which is paid or incurred by such Underwriter as a result of such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any claim to which the provisions of this paragraph would be applicable is asserted, we may take such action in connection therewith as we deem necessary or desirable, including retention of counsel for the Underwriters, and in our discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by us shall be included in the amounts of the Underwriters' obligations under this paragraph. At our discretion, we may consent to being named as the representatives of a defendant class of underwriters. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with our consent, may settle or consent to the settlement of any such claim. We may settle or consent to the settlement of any such claim, on advice of counsel retained by us, with the approval of a majority in interest of the Underwriters. Whenever any Underwriter receives notice of the assertion of any claim to which the provisions of this paragraph would be applicable, such Underwriter will give prompt notice thereof to us. Whenever we receive notice of the assertion of any such claim, we will give prompt notice thereof to each Underwriter. We also will furnish each Underwriter with periodic reports, at such times as we deem appropriate, as to the status of any such claim and the action taken by us in connection therewith. In the event of the failure of any Underwriter to fulfill its obligations under this paragraph, such obligations may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Act which has been paid or incurred or received by reason of such control relationship shall be deemed to have been paid or incurred or received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         18. As promptly as may be practicable after termination of all of the provisions referred to in Section 10 hereof and completion of the transactions under Section 9 hereof, any Securities held by us for the account of any Underwriter shall be delivered by us to such Underwriter, and the net credit or debit balance of each Underwriter shall be paid to it or collected from it by us, but we may establish such reserves as we may deem advisable against any expenses or claims not then ascertained. Any Securities which are held by us for the account of any Underwater by reason of a default by a dealer or other purchaser in respect of the purchase thereof pursuant to a sale under Section 3 hereof shall, in our discretion, be purchased from time to time by the Underwriters in the same proportions, as nearly as may be practicable, as the respective Securities theretofore contracted for sale thereunder to dealers or other purchasers, as the case may be, for the respective accounts of the Underwriters, at the net price at which such Securities were contracted for sale to such dealer or other purchaser, and we are authorized to make appropriate charges and credits to the respective accounts of the Underwriters for this purpose. Notwithstanding any distribution and settlement of accounts hereunder, each Underwriter shall remain liable for its proper proportion of any transfer tax or any other liability which may be asserted against us or any one or more of the Underwriters in respect of this Agreement or the Underwriting Agreement based upon the claim that the Underwriters constitute a partnership, an association, an unincorporated business or other separate entity.

         19. Any notice to any Underwriter shall be deemed to have been duly given if mailed, telegraphed or delivered in person to such Underwriter at the address set forth in its Underwriters' Questionnaire addressed to the Company.

         20. This Agreement shall be construed in accordance with the laws of the State of California.

         21.  This   Agreement  may  be  signed  in  any  principal   amount  of
counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         Please   confirm  that  the  foregoing  is  in  accordance   with  your
understanding by signing a counterpart hereof as indicated below.

                                            Very truly yours,



Confirmed as of the date hereof:            (Brookstreet Securities Corporation)



Attorney-in-fact for each of the several
Underwriters named in Schedule I to the
attached Underwriting Agreement

                       BROOKSTREET SECURITIES CORPORATION
                          2361 Campus Drive, Suite 210
                            Irvine, California 92715

                        MASTER SELECTED DEALER AGREEMENT


                              _______________, 1995

---------------------
---------------------
---------------------

Gentlemen:

         In  connection  with public  offerings of  securities  underwritten  by
Brookstreet   Securities   Corporation   ("Brookstreet"),   or  by  a  group  of
Underwriters represented by Brookstreet, you and other securities dealers (collectively, the "Dealers") may be offered from time to time the opportunity to purchase a portion of such securities, as principals, at a discount from the public offering price representing a selling concession or re-allowance granted as consideration for services rendered in the distribution of such securities.

         The Appendix hereto set forth the general terms, conditions and representations applicable to any such purchase where Brookstreet is responsible for reservations of securities for sale to Dealers unless Brookstreet expressly informs you that such terms, conditions and representations shall not be applicable to any such purchase. Acceptance of any reservation of any such securities by you, as a Dealer, shall constitute acceptance of and agreement to such terms, conditions and representations, together with and subject to any additional or supplementary terms, conditions and representations communicated to you in connection with any specific offering.

         As used herein and the Appendix hereto, the term "Agreement" shall mean this Agreement, including the Appendix attached hereto and incorporated herein by reference, and, after receipt by you of written notice thereof, any amendment or supplement hereto, plus any additional or supplementary terms, conditions and representations communicated to you by Brookstreet in connection with any offering of securities. This Agreement shall constitute a binding agreement between you and Brookstreet, individually, or as representative of the several Underwriters of such securities.

         This Agreement supersedes any prior understanding you have with Brookstreet with respect to the subject matter hereof'. If the foregoing, including the general terms, conditions and representations of the Appendix incorporated herein by reference, is acceptable to you, please sign and retain the enclosed copy of this Agreement.

                                       Very truly yours,

                                       Brookstreet Securities Corporation



                                       By
                                          --------------------------------
                                          Name
                                               ---------------------------
                                          Title
                                               ----------------------------

The  foregoing  Agreement  is  hereby
acknowledged and accepted


--------------------------
(Name of Dealer)

By
      -----------------------
Name
      -----------------------
Title
      -----------------------
Dated
      -----------------------


                                    APPENDIX

    General Terms, Conditions and Representations Applicable in Underwritten Public Offerings of Securities Managed by Brookstreet Securities Corporation


         1. In connection with public offerings of securities ("Securities") underwritten by underwriters ("Underwriters") represented by Brookstreet Securities Corporation ("Brookstreet") alone or in conjunction with other firms (the "Representatives"), the Underwriters may severally offer to one or more securities dealers ("Dealers") the right to purchase, as principals, from the Underwriters a portion of the Securities, subject to the receipt and acceptance thereof by the Underwriters and subject to the terms, conditions and representations set forth (a) herein, (b) in the prospectus relating to the offering of the securities and (c) in any letter and/or telegram sent by Brookstreet to Dealers in connection with an offer to Dealers expressly informing such Dealers that such terms, conditions and representations shall be applicable. Any such offer to Dealers will be extended only on behalf of such Underwriters as may lawfully sell the Securities in said Dealer's State.

         2. Dealers to whom an offer is to be made will be notified by telegram or telecopier of the method and terms of offering, the time of the release of the Securities for sale to the public, the initial public offering price, the selling concession, the portion of the selling concession allowable to certain dealers (the "reallowance"), the time at which books will be opened, the amount, if any, of Securities reserved for purchase by Dealers, and the period of such reservation. Subscriptions may be closed at any time without notice, and the right is reserved to reject any subscription in whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.

         3. Immediately upon receipt of the telegram or letter referred to in clause (c) of Paragraph 1 hereof, Dealers may reoffer the Securities purchased by them hereunder, subject to receipt and acceptance of the Securities by the Underwriters, and upon the other terms, conditions and representations set forth herein and in the prospectus relating to such Securities. Securities purchased hereunder or pursuant to the following sentence are to be offered to the public at the initial pubic offering price, except that a re-allowance may be allowed to any member of the National Association of Securities Dealers, Inc. (the "NASD") (or to foreign dealers who are not eligible for such membership but who agree to abide by the conditions with respect to foreign dealers set forth in this Paragraph, including the Rules of Fair Practice of the NASD), acting as principal or as buyer's agent, if such allowance is to be retained and not re-allowed in whole or in part, and if such dealer agrees to comply with the Rules of Fair Practice of the NASD, including, without limitation, Section 24 of
Article III thereof, or if such dealer is a foreign dealer not eligible for membership in the NASD, such dealer agrees to comply with Sections 8, 24, 25 (as such Section applies to foreign non-members) and 36 of such Article. With the consent of the Representatives or after the books in respect of the offering to Dealers have been closed, Dealers and Underwriters may deal in Securities with each other at the public offering price less an amount not exceeding the concession to Dealers. After the Securities are released for sale to the public, the Representatives are authorized to vary the offering price, concession, reallowance and other selling terms of the Securities.

         4. The Securities confirmed to Dealers are to be paid for at the public offering price less the concession to Dealers prior to 10:00 a.m., New York time, on the Closing Date, as defined in the agreement for the purchase of the Securities by the Underwriters (the "Underwriting Agreement"). Such payment is to be made at such place as Brookstreet may advise, by certified or bank cashier's check payable in Los Angeles Clearing House funds (or such other funds as Brookstreet may advise), to the order of Brookstreet against delivery of such Securities. Delivery of any Securities purchased by Dealers shall be made through the facilities of The Depository Trust Company if Dealers are members thereof, unless Brookstreet otherwise notifies Dealers in its discretion. If a Dealer is not a member of The Depository Trust Company, such delivery shall be made through a correspondent who is such a member, and such Dealer should advise Brookstreet immediately of the name of such bank or correspondent.

         5. In the event that, prior to the later of (a) the completion of the distribution of the Securities covered by this Agreement or (b) the covering by Brookstreet, acting as a Representative of the Underwriters, of any short position created by the Representatives for the accounts of the Underwriters, Brookstreet purchases in the open market or otherwise any of the Securities delivered to any Dealer, the Dealer agrees to repay to Brookstreet for the account of the Underwriters the amount of the selling concession allowed to such Dealer plus brokerage commissions and any transfer taxes paid in connection with such purchase.

         6. Dealers agree in reoffering the Securities to comply with all applicable requirements of the federal securities laws and all applicable rules and regulations promulgated thereunder. If any Dealer fails to pay for the Securities confirmed to such Dealer or fails to perform any of such Dealer's other obligations hereunder, the Representatives may, in the Representatives' discretion and without demand, notice or legal proceedings, and in addition to any and all remedies otherwise available to the Representatives and to the other several Underwriters, (a) terminate any right or interest on such Dealer's part and (b) at any time, and from time to time sell without notice to such Dealer, any of the Securities then held for such Dealer's account at public or private sale at such price or prices and upon such terms and conditions as the Representatives may deem fair, and apply the net proceeds so realized, as determined by the Representatives, toward payment of any obligations in respect of which such Dealer is in default, and, notwithstanding any action taken under
(a) or (b) above, or both, such Dealer shall remain liable to the Underwriters, severally, to the extent of the Dealers' respective interest, or at the Representatives' election, to the Representatives for the respective accounts of the several Underwriters to a like extent, for all loss and expense resulting from such Dealer's fault. At any such sale or sales, any of the Underwriters may for such Underwriter's own account or for the account of any other person become the purchaser of any Securities so sold, free from any right or interest on any Dealer's part in such Securities. A default by one or more Dealers shall not release any other Dealer from any obligation hereunder.

         7. Dealers agree to advise the Representatives, upon request, as to the number of the Securities confirmed to such Dealer in any particular offering of Securities which then remain unsold; and Dealers further agree, upon request of the Representatives, to sell to the Representatives for the account of one or more of the Underwriters such number of such unsold Securities as the Representatives may specify (in order to enable the Representatives to deliver the Securities sold by or for the account of one or more of the several
Underwriters) at the public offering price less an amount determined by Brookstreet not in excess of the concession to Dealers.

         8. Dealers are not authorized (a) by the issuer or by any of the Underwriters to give any information or to make any representations in connection with the offering or sale of the Securities other than those contained in the prospectus relating to such Securities or (b) to act as agent for the issuer or for any of the Underwriters when offering the Securities to the public or otherwise. Nothing contained herein shall constitute the Dealers as an association or partnership with the Underwriters, the Representatives, Brookstreet or each other, or as an unincorporated business or other separate entity.

         9. The Representatives will advise Dealers, on request, of the jurisdictions where counsel for the Underwriters has advised the Underwriters that the Securities have been qualified for public offering and sale, or are exempt from qualification under applicable Blue Sky or state securities laws. The Representatives shall, however, be under no responsibility whatsoever to any Dealer with respect to the right of such Dealer to sell the Securities in any jurisdiction.

         10. The Representatives undertake in any offering of Securities to mail copies of prospectuses upon receipt of written request by Dealers to the addresses stated in such requests and as otherwise required by federal securities laws and regulations. Each Dealer undertakes to do the same with regard to the delivery of such copies to persons associated with such Dealer and to other persons as required by federal securities laws and regulations.

         11. Neither the Representatives nor any Underwriter shall be under any liability (except for their own want of good faith) for or in respect of the validity or value of or title to, any of the Securities; the form of or the statements contained in, or the validity of the prospectuses or any amendment or supplement thereto, any document incorporated by reference therein or any other instruments executed by or on behalf of the issuer or seller of the Securities or other; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Securities, the performance by the issuer or seller of the Securities or other of any agreement on its or their part; the qualifications of the Securities for sale or the legality of the Securities for investment under the laws of any jurisdiction; or any matter in connection with any of the foregoing, provided that nothing in this Paragraph shall be deemed to relieve Brookstreet, the Representatives or any Underwriter from any liability imposed by federal securities laws.

         12. Each Dealer confirms that such Dealer is familiar with the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding, and each Dealer agrees to comply with such Interpretation in offering and selling Securities to the public. Each Dealer, by its participation in an offering of Securities, further represents that neither such Dealer nor any of its directors, officers, partners or "persons associated with" such Dealer (as defined in the By-Laws of the NASD), nor, to such Dealer's knowledge any "related person" (as defined by the NASD in its Interpretation with respect to Review of Corporate Financing) have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Interpretation.

         13. All communications from Dealers should be addressed to Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine, California 92715,
Attention: David C. Montano, Director of Investment Banking. Any notice from the Representatives to a Dealer shall be deemed to have been duly authorized by the Underwriters and to have been duly given if mailed or telegraphed to such Dealer at the address first appearing in this Agreement.

         14. This Agreement may be supplemented or amended by Brookstreet by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after the date of such supplement or amendment. This Agreement shall continue in full force and effect until terminated by either party by five days' written notice to the other, provided that if this Agreement has become effective with respect to any offering of Securities, this Agreement shall remain in full force and effect as to such offering and shall terminate as otherwise provided in this Paragraph. Provisions of Paragraph 3 hereof shall terminate in respect of any offering of Securities at the close of business on the 15th full business day after the Securities are released by the Representatives for sale to the public, unless extended by the Representatives to not later than the close of business on the 15th full business day thereafter,  but  may be  terminated  by the  Representatives  at  any  time  by telegraphic notice sent to Dealers. Notwithstanding any distribution and settlement of accounts, Dealers shall be liable for the proper proportion of any transfer tax or other liability which may be asserted against the Representatives or any of the Underwriters or Dealers based upon the claim that the Dealers, or any of them, constitute a partnership, an association, an unincorporated business or other separate entity.

         15. This Agreement shall be governed by the laws of the State of California.